Exhibit 10.11

Cytoarm Co., Ltd.

&

SL LINK CO. LTD.

License Agreement

LICENSOR: CYTOARM CO., LTD.

LICENSEE: SL LINK CO. LTD.

Dated: MAR. 9 2023

TECHNOLOGY LICENSE AGREEMENT

This TECHNOLOGY LICENSE AGREEMENT (this “Agreement”) is entered into as of March 9 2023 (the “Execution Date”), by and among:

(1)	CYTOARM CO., LTD. (the “Licensor, Hereinafter referred to as Part A” ); a company organized under the Laws of Taiwan ROC, having registration number of 83469938 , and having its principal place of business at “9F. , No. 196, Sec. 2, Keelong Rd., Daan Dist., Taipei City , Taiwan” (the “Licensor”).

(2)	SL LINK CO. LTD., a company organized under the Laws of Taiwan ROC, having registration number of 12737841 , and having its principal place of business at “12F., No. 287, Sec. 2, Kun-Fu Rd., Hsinchu City, Taiwan” (the “Licensee, Hereinafter referred to as Part B”).

RECITALS:

Part A is the patent applicant for “BI-SPECIFIC ANTIBODIES FOR USE IN PRODUCING ARMED IMMUNE CELLS” in the United States and Taiwan (US patent priority number: 62/993,080; Taiwan patent Application number: 110110483, publication number: 202202522; PCT patent application number is PCT/US2021/023655, publication number is WO/2021/195067.), and has relevant expertise and technical information. Party A agrees to jointly develop with Party B, and authorizes Party B to use the aforementioned patents and related technologies and data to obtain specific CD19 and PD-L1 bispecific antibodies for T cell immunotherapy of tumors.

Party B hopes to cooperate with Party A to develop related products of the aforementioned bispecific antibodies and provide funds and assistance as set out in this contract.

NOW, THEREFORE, the Parties, in consideration of the mutual agreements, promises and undertakings set out below, agree as follows:

1.	Definitions and Interpretation

1.1	References to “days” shall mean calendar days unless otherwise specified.

1.2	References to “NTD” shall mean the lawful currency of the Taiwan, Republic of Taiwan.

1.3	Headings are inserted for convenience only and shall not affect the interpretation or construction of this Agreement.

2.	Scope of License

2.1	Licensed Technology.

2.1.1	License.

(1) The rights to this product (CD19 Armed T product and PD-L1 Armed T product) belong to Party B. Party A is not allowed to develop products with the same tumor target (CD19 or PD-L1). Party A agrees to exclusively authorize Party B to exclusively use, manufacture, entrust others to manufacture, and reproduce Party A’s patents and know-how worldwide for the purpose of researching and jointly developing specific antibodies, and to import the substance or directly prepare it by this method for the aforementioned purposes. Party B may also use and reproduce Party A’s technical data for the aforementioned purposes.

(2) In addition to the right to sublicense, Party B may sublicense all or part of its rights under Article 2, Paragraph 1 of this Contract to a third party (hereinafter referred to as the sub-licensee) for use, but Party B must do so each time it is sublicensed. At least fifteen (15) days in advance, Party A shall be notified in writing and the final version of the sublicensing contract shall be provided to Party A for confirmation.

(3) If Party B wants to entrust a third party to perform entrusted development or manufacturing services, it shall notify Party A in writing at least fifteen (15) days before entrustment, and provide an entrusted manufacturing and development contract to Party A for confirmation. Party B shall bear all entrustment fees and costs by itself, and shall be responsible for following up and promoting the relevant processes of the entrusted development or manufacturer to ensure that the entrusted developer or manufacturer performs entrusted development or manufacturing services in accordance with the provisions of this contract.

(4) For the avoidance of doubt, the rights granted by Party A to Party B in this Article shall include Party B’s right of Reference or Use when necessary to cite Party A’s patents and expertise or Party A’s technical data for the new drug marketing application of this product. ).

2.1.2	Development.

(1) Party A and Party B agree to jointly develop the CD19 Armed T product and complete the New Drug Registration (NDA) with the FDA in accordance with the timetable of the “Cooperation Plan (Attachment 1)”, and Party A will provide the required Party A patents and The expertise and technical data of Party A, and the related expenses, costs, taxes and fees incurred during this period shall be borne by Party B, including but not limited to personnel expenses, purchase of research equipment, materials, medical equipment, domestic and foreign clinical trial consultation And pre-trial, subject funding and other expenses. Both parties agree that the jointly developed CD19 Armed T product will be used for human trials around the world and will file an Investigational Drug Application (IND) in the United States.

(2) Party B agrees to independently develop the PD-L1 Armed T product and complete the new drug inspection and registration (NDA) with the FDA in accordance with the timetable of the “Development Plan (Annex 2)”, and the relevant expenses, costs, and taxes incurred during this period All fees and charges shall be borne by Party B, including but not limited to personnel costs, purchase of research equipment, materials, medical equipment, domestic and foreign clinical trial consultation and pre-review, subject funding, etc.Exclusive License.

(3) Subject to the Licensee’s compliance with the terms and conditions of this Agreement, the License shall be an exclusive license.

3.	Licensee Covenants to Develop

(1) The Licensee shall use its best efforts to research, develop and Commercialize Licensed Products in the Licensed Area, The Licensee shall use its best efforts to complete the IND approval in respect of the Licensed Technology. Party A and Party B agree to jointly develop the CD19 Armed T product and complete the New Drug Registration (NDA) with the FDA in accordance with the timetable of the “Cooperation Plan (Attachment 1)”, and Party A will provide the required Party A patents and The expertise and technical data of Party A, and the related expenses, costs, taxes and fees incurred during this period shall be borne by Party B, including but not limited to personnel expenses, purchase of research equipment, materials, medical equipment, domestic and foreign clinical trial consultation And pre-trial, subject funding and other expenses. Both parties agree that the jointly developed CD19 Armed T product will be used for human trials around the world and will file an Investigational Drug Application (IND) in the United States.

(2) Party B agrees to independently develop the PD-L1 Armed T product and complete the new drug inspection and registration (NDA) with the FDA in accordance with the timetable of the “Development Plan (Annex 2)”, and the relevant expenses, costs, and taxes incurred during this period All fees and charges shall be borne by Party B, including but not limited to personnel costs, purchase of research equipment, materials, medical equipment, domestic and foreign clinical trial consultation and pre- review, subject funding, etc.

4.	License Fees and Royalties

4.1	License Fees. Party B agrees to pay Party A NT$6,000,000 as the signing fee for this contract within twenty (20) days after the effective date of this contract.

4.2	Milestone Payments.

4.2.1	Party A and Party B shall strive to cooperate to complete the research and development of the following stage conditions (milestones). Party A shall make commercial efforts to provide technology and all other assistance. Party B shall pay Party A the following Milestone authorization Payment, as consideration for the authorization provided by this contract.

(1) CD19 Armed T products:

Item	Milestone Terms	Milestone authorization Payment (NTD)
1	Confirmed the completion of the first batch of GMP-grade bi-functional antibodies	3,000,000
2	Confirmed the first batch of CD19 Armed T product trial production (GTP)	3,000,000
3	Submit an investigational drug application (IND) to the FDA	600,000
4	Investigational drug application (IND) approved	2,400,000
5	First dose of Phase 2 clinical trial	10,000,000
6	Apply to TFDA for New Drug Registration (NDA) or Marketing Registration Application (BLA)	4,000,000
7	TFDA New Drug Registration (NDA) or Marketing Registration Application (BLA) is approved	16,000,000
8	Apply to the FDA for a New Drug Registration (NDA) or a Marketing Registration Application (BLA)	20,000,000
9	FDA New Drug Registration (NDA) or Marketing Registration Application (BLA) is approved	80,000,000

  (2) PD-L1 Armed T products:

Item	Milestone Terms	Milestone authorization Payment (NTD)
1	Confirmed the completion of the first batch of GMP-grade bi-functional antibodies	3,000,000
2	Confirmed the first batch of PD-L1 Armed T product trial production (GTP)	3,000,000
3	Submit an investigational drug application (IND) to the FDA	600,000
4	Investigational drug application (IND) approved	2,400,000
5	First dose of Phase 2 clinical trial	10,000,000
6	Apply to TFDA for New Drug Registration (NDA) or Marketing Registration Application (BLA)	4,000,000
7	TFDA New Drug Registration (NDA) or Marketing Registration Application (BLA) is approved	16,000,000
8	Apply to the FDA for a New Drug Registration (NDA) or a Marketing Registration Application (BLA)	20,000,000
9	Apply to the FDA for a New Drug Registration (NDA) or a Marketing Registration Application (BLA)	80,000,000

(3) Party B shall notify Party A in writing within twenty (20) days after the above conditions are met. If Party A believes that the conditions at each stage have been met but has not received notification from Party B, it should contact Party B in a timely manner.

(4) Party A shall promptly confirm whether Party B has completed the conditions at each stage after receiving the aforementioned notification. After Party B receives the notification of completion from Party A, it shall pay the authorization fee for this stage within twenty (20) days.

4.3	Royalty:

(1) Party B agrees to pay a royalty of 15% of the “total sales per quarter” of this product to Party A during the validity period of this contract. The calculation of the total sales amount for each quarter mentioned above shall be based on the actual receipt of the sales price of the product by Party B. Only then shall Party B have the obligation to pay the royalties to Party A.

(2) When Party B ships or delivers the product to a third party, or makes it the subject of exchange, or transfers it to a third party for a fee in any other way, and when Party B has obtained the sales price of the product in the aforementioned circumstances, limited, this product is deemed to have been sold, and the royalty should be paid to Party A.

(3) Party B shall notify Party A in writing of the actual total sales, actual amount received and calculation formula of the previous quarter within five (5) working days after the end of each quarter. Party A shall confirm in a timely manner after receiving the aforementioned notification, raise any doubts in a timely manner, and request Party B to provide relevant proof. After Party B receives the confirmation notice of completion from Party A, Party B shall pay the royalties for that season within twenty (20) days.

(4) Patent fees: Party B agrees to pay the derivative patent application fees (if any) and patent maintenance fees for this product during the validity period of this contract, and Party B will be the patent owner. Party B shall pay relevant fees within twenty (20) days after receiving Party A’s notice of payment.

(5) Sub-authorization fee: If Party B sub-authorizes a third party in accordance with Article 2, Item 2 of this contract, Party B agrees to pay the re-authorization proceeds within twenty (20) days after the sub-authorization contract is signed and the re- authorization fee is obtained. 25% to Party A. Party B shall confirm with Party A that the relicensing fee terms of the sublicensing contract shall be consistent with the provisions of this contract. If Party A has different opinions, both parties shall negotiate amicably.

(6) The amount Party B should pay to Party A in accordance with this contract shall be paid in full by remittance without deduction of handling fees or other charges, and shall be notified to Party A after the remittance. Party A’s remittance account information is as follows:

Remittance Bank First Bank Songmao Branch

Account name Cyon Biomedical Co., Ltd.

Remittance code 16810014808

5.	Accounting Book Check

5.1	Party B shall properly prepare and keep the accounting information and relevant vouchers for each income from the sale of this product. Party A may assign its employees and accountants to Party B to check the aforementioned accounting books and information. However, the above-mentioned inspection shall be notified to Party B in advance and shall be limited to Party B’s normal business hours. The cost shall be borne by Party A. Party B shall provide all necessary assistance to Party A in its verification activities, subject to Party B’s consent and shall allow Party A to photocopy or copy the account books and information.

5.2	From the date when Party B produces or sells this product, and within the validity period of this contract, Party A may require Party B to prepare an annual purchase, sale and inventory report or production and sales report for this product every year; and this shall be done in the last quarter of the year. Within five (5) days after the final settlement date of the royalties, a copy of the report shall be delivered to Party A. The report shall comply with the general accounting requirements. Party A may also require that the aforementioned report be reviewed by an accountant. The expenses related to the preparation and review of the report shall be noted. shall be borne by Party B.

6.	Guarantee Terms

6.1	Party A will try its best to assist Party B in manufacturing this product.

6.2	Party A declares and warrants that when this contract comes into effect, Party A’s patents and expertise or Party A’s technical data provided for the performance of this contract are in compliance with the laws and regulations at the time of signing, and Party A has not received any third-party claims from Party A. Statement that patents and know-how or Party A’s technical data infringe upon its intellectual property rights. Party A guarantees that the product patents and expertise, as well as specialized technical data provided by Party A, were independently developed by Party A.

7.	Ownership of Intellectual Property Rights

7.1	The achievements made by both parties before signing this contract shall still belong to their original owners.

7.2	All research results, clinical treatment data and information generated by Party A and Party B to perform research and development in Article 3, Items 1 and 2 of this contract shall be confidential information in Article 9 of this contract. The derivative patents, research results, clinical treatment data and information of CD 19 Armed T products are owned by Party B. Party A may use the relevant information with Party B’s consent. The derivative patents, research results, clinical treatment data and information of the PD-L1 Armed T product are owned by Party B. However, if Party A requests for research purposes, Party B may share relevant information about the PD-L1 Armed T product. CD 19 Armed T products and PD- L1 Armed T products need to be marked as “products produced by the technology of Chaurirun and Cylon Biotech”.

8.	Obligation of confidentiality

8.1	“Confidential information” as mentioned in this contract refers to any information disclosed by Party A (hereinafter referred to as the disclosing party) to Party B (hereinafter referred to as the receiving party) during the validity period of this contract and in accordance with the purpose of this contract, including but not limited to Information, technology, methods, Know-How, design, market intelligence, samples, specifications, production capacity, processes, efficacy, and processing methods involving R&D, commerce, sales, sales, finance, products, costs, prices, quotations, and payment terms , equipment, software, hardware, databases, market development plans, research and development projects, items and documents, information, data and results obtained through testing and analysis of samples provided by the disclosing party, as well as electronic files of such information , copy, printout or oral disclosure, etc., shall fall within the scope of confidential information regulated by this contract.

8.2	The receiving party shall not disclose the confidential information to any third party without the written consent of the disclosing party. However, the receiving party’s organizational members, current employees, consultants, agents, distributors or contractors shall not disclose the confidential information to any third party. This does not apply to those who have a need to know and have signed an agreement with the same confidentiality obligations with the receiving party. When necessary, the receiving party shall also provide a list of all members who have received confidential information at the request of the disclosing party. If the receiving party has previously mentioned the above-mentioned members Violation of the provisions of this contract shall be deemed as a breach of contract by the recipient and the recipient shall be fully liable for compensation and bear other responsibilities in accordance with this contract, and shall not claim that it has fulfilled its supervisory responsibilities or any other reason as an excuse for exemption.

8.3	Without the written consent of the disclosing party, the receiving party shall not use the confidential information for purposes other than the purpose of this contract, nor shall it copy or reverse engineer the confidential information.

8.4	The recipient shall use no less care than protecting its own confidential information to properly protect the confidential information from unauthorized disclosure or use, and shall not allow personnel whose duties are not related to the confidential information to access or obtain the confidential information. information, and the degree of duty of care shall not be lower than that of a good steward.

8.5	When the receiving party learns that confidential information has been improperly or illegally disclosed, used or exploited, the receiving party shall immediately notify the disclosing party so that the disclosing party can take necessary protective measures. The receiving party shall also provide relevant information and information as requested by the disclosing party. information and necessary assistance.

8.6	All confidential information disclosed by the disclosing party to the receiving party remains the property of the disclosing party, and the receiving party shall immediately return it to the disclosing party or destroy all confidential information at the request of the disclosing party or when the term of this contract expires or this contract is terminated or terminated in advance. Confidential information of the disclosing party, including but not limited to related information, copies and documents. If requested by the Disclosing Party, the Receiving Party shall provide written certification or guarantee that all relevant information, copies and documents of all Confidential Information have been returned or destroyed.

9.	Validity period of contract and reasons for termination

9.1	This contract begins on March 9, 2023 (hereinafter referred to as the effective date) and ends on the expiration date of the patent validity period. If both parties confirm that there is a significant delay in the stage conditions specified in Article 4, or it is determined that the product cannot be completed within the agreed timetable. Either party may terminate this contract by giving written notice to the other party thirty (30) days in advance and with the consent of the other party.

9.2	If any party violates any provision of this contract, the non-faulty party may notify the faulty party in writing to make corrections within thirty (30) days. If any serious fault is not corrected within the time limit, the non-faulty party may terminate this contract by giving written notice.

10.	Governing Law; Dispute Resolution

10.1	This Agreement shall be governed by and construed in accordance with the Laws of Taiwan (Republic of China).

10.2	All Parties acknowledge that any dispute arising from this Agreement shall submit to the exclusive jurisdiction of Taipei District Court, Taiwan as the court of first instance.

11.	Amendment and Entire Agreement

11.1	This Agreement may only be amended by an agreement in writing signed by all Parties.

11.2	This Agreement and any schedules and exhibits attached hereto constitute the sole and entire agreement of the Parties with respect to the license of the Licensed Technology. On this basis, any prior understandings and agreements among the Parties which are not specified in this Agreement or the exhibits shall not be binding upon any Party.

12.	Counterparts

This Agreement may be executed in three (2) original counterparts and two (2) copies. Each Party shall keep one (1) executed original counterpart, and the Licensor and the Licensee shall each further keep one (1) copy.

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement on the date first written above.

LICENSOR: Cytoarm Co., Ltd.

By:	/s/ An-Pei Kao
Representative: An-Pei Kao
	Title:	Chairman of the Board
	Date：	03/09/2023

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement on the date first written above.

LICENSEE: SL Link Co. Ltd.
By:	/s/ Chin-Dong Wang
	Name:	Chin-Dong Wang
	Title:	General Manager
	Date:	03/09/2023